    As filed with the Securities and Exchange Commission on January 17, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                        BEI MEDICAL SYSTEMS COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                                 --------------
       Delaware                                          71-0455756
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               100 HOLLISTER ROAD
                           TETERBORO, NEW JERSEY 07608
                    (Address of principal executive offices)



                         AMENDED 1987 STOCK OPTION PLAN
                            (Full title of the plans)



                                  THOMAS W. FRY
                   VICE PRESIDENT, FINANCE AND ADMINISTRATION,
                             TREASURER AND SECRETARY
                        BEI MEDICAL SYSTEMS COMPANY, INC.
                               100 HOLLISTER ROAD
                           TETERBORO, NEW JERSEY 07608
                                 (201) 727-4900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 --------------

                                   Copies to:
                             CHRISTOPHER A. WESTOVER
                                LAURA R. WOODHEAD
                                 JASON S. THRONE
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                                 --------------


                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================

========================== ====================== ========================= ========================== =========================
                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO                              OFFERING PRICE PER     AGGREGATE OFFERING PRICE
      BE REGISTERED            AMOUNT TO BE              SHARE (1)                     (1)              AMOUNT OF REGISTRATION
                                REGISTERED                                                                       FEE
-------------------------- ---------------------- ------------------------- -------------------------- -------------------------
Shares of  Common  Stock,
par   value   $.001   per
share,    reserved    for
future  grant  under  the                500,000                     $5.66                 $2,830,000                      $677
Amended     1987    Stock
Option Plan (2)
========================== ====================== ========================= ========================== =========================

====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the high and low sales prices of Registrant's Common Stock on January 11, 2002 as reported on the NASDAQ National Market System.

(2) Includes associated preferred stock purchase rights ("Rights") to purchase 1/100 of a share of Series A Junior Participating Preferred
         Stock, par value of $.001 per share. Rights initially are attached to and trade with the Common Stock of the Registrant. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

====================================================================================================================================

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8
                NOS. 33-31459, 33-46766, 333-64155, AND 333-80433


         The contents of Registration Statements on Form S-8 Nos. 33-31459, 33-46766, 333-64155, and 333-80433 filed with the Securities and Exchange Commission on October 11, 1989 (as amended October 30, 1989), March 27, 1992, September 24, 1998, and June 11, 1999, respectively, are incorporated by reference herein with such modifications as are set forth below.

          Amendments to the 1987 Incentive Stock Option Plan (the "Incentive Plan") and 1987 Supplemental Stock Option Plan (the "Supplemental Plan") by the Board in December 1989 and January 1997, approved by the stockholders in February 1990 and March 1997, respectively, combined the Incentive Plan and the Supplemental Plan into one plan, changed its name to the Amended 1987 Stock Option Plan (the "Amended Plan"), increased the number of shares of the Company's Common Stock authorized for issuance from 900,000 shares to 1,350,000 shares, allowed for the issuance of both incentive stock options and nonstatutory stock options, allowed stock options to be granted to consultants, extended the term of the Amended Plan to January 15, 2007, made changes to the Amended Plan in response to the requirements of Code Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and made conforming changes to the Amended Plan in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

         The Board amended the Amended Plan in November 1997 and December 1998, which amendments were approved by the stockholders in March 1998 and March 1999, respectively, by increasing the number of shares of the Company's Common Stock authorized for issuance under the Amended Plan from a total of 1,350,000 shares to 2,100,000 shares.

         In February 2001, the Board approved an amendment to the Amended Plan, approved by the stockholders in June 2001, to increase the number of shares authorized for issuance under the Amended Plan from a total of 2,100,000 shares to 2,600,000 shares.

                                    EXHIBITS

EXHIBIT
NUMBER
------

5.1           Opinion of Cooley Godward LLP

23.1          Consent of Ernst & Young LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24            Power of Attorney is contained on the signature pages

99.1          Amended 1987 Stock Option Plan, as amended

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Teterboro, State of New Jersey, on January 17, 2002.


                                    BEI MEDICAL SYSTEMS COMPANY, INC.




                                    By:     /s/ Richard W. Turner
                                       -----------------------------------------

                                    Title: President and Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard W. Turner and Thomas W. Fry, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                 TITLE                                       DATE


         /s/ Charles Crocker                              Chairman of the Board                       January 17, 2002
--------------------------------------------
         (Charles Crocker)



         /s/ Richard W. Turner                            President and Chief Executive Officer       January 17, 2002
--------------------------------------------              & Director
         (Richard W. Turner)



         /s/ Thomas W. Fry                                Vice President, Finance and                 January 17, 2002
------------------------------------                      Administration, Treasurer and Secretary
         (Thomas W. Fry)                                  (Principal Financial and Accounting
                                                          Officer)



                                                          Director
--------------------------------------------
         (Gary D. Wrench)



         /s/ Dr. Ralph M. Richart                         Director                                    January 17, 2002
--------------------------------------------
         (Dr. Ralph M. Richart)



         /s/ Dr. Lawrence A. Wan                          Director                                    January 17, 2002
--------------------------------------------
         (Dr. Lawrence A. Wan)



         /s/ Jordan Davis                                 Director                                    January 17, 2002
--------------------------------------------
         (Jordan Davis)


                                  EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION

 5.1        Opinion of Cooley Godward LLP

23.1        Consent of Ernst & Young LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24          Power of Attorney is contained on the signature pages

99.1        Amended 1987 Stock Option Plan